EXHIBIT 23.1 CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Zones, Inc. on form S-8 (File No. 333-87255), on our audits of the consolidated financial statements of Zones, Inc. as of December 31, 2001 and 2000, and for the years ended December 31, 2001, 2000 and 1999, which report is incorporated by reference in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Seattle, Washington

February 26, 2002